SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 8, 2000


                           IRWIN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


                                     INDIANA
                 (State or other jurisdiction of incorporation)


              0-6835                            35-1286807
       (Commission File No.)                 (I.R.S. Employer
                                            Identification No.)

       500 Washington Street                        47201
         Columbus, Indiana                        (Zip Code)
   (Address of Principal Executive
              Offices)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (812)376-1020


                                      N.A.
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5.  Other Events



     On February 8, 2000, Irwin Financial Corporation (the Company) announced that it expects to report a net unrealized portfolio gain for the first quarter of approximately $4.5 million after tax. The gain comes from an investment in LiveCapital.com by its venture capital subsidiary, Irwin Ventures Incorporated. LiveCapital offers small business lease and loan products which may be transacted over the Internet in real time.

     The investment in LiveCapital is recorded at its market value and any adjustments to market value are recorded on the Company's income statement. Irwin Ventures has participated in each of the last four funding rounds of LiveCapital with cumulative investments of $1.9 million.





                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Irwin Financial Corporation
                                                 (Registrant)



February 9, 2000                                 By  /s/ GREGORY F. EHLINGER
                                                   -------------------------
                                                   Gregory F. Ehlinger
                                                   Chief Financial Officer